	As of February 28, 2022
	Historical As Reported	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$1,999,241	$3,268,537	(a)	$5,267,778
Accounts receivable, net	936,809	—		936,809
Inventories	2,191,844	—		2,191,844
Prepaid expenses	30,867	—		30,867
Income tax receivable	17,730	—		17,730
Total current assets	5,176,491	3,268,537		8,445,028
Leasehold assets	11,423,035	837,023	(b)	12,260,058
Property and equipment, net	2,248,500	—		2,248,500
Property and equipment held for sale, net	433,410	(433,410)	(c)	—
Leasehold, utilities, and ERP deposits	829,001	—		829,001
Other assets
Intangible assets, net	242,088	—		242,088
TOTAL ASSETS	$20,352,525	$3,672,150		$24,024,675

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$555,974	$—		$555,974
Accrued commissions	59,208	—		59,208
Accrued payroll liabilities	505,248	—		505,248
Accrued liabilities	329,492	—		329,492
Customer deposits and prepayments	112,791	—		112,791
Other accrued liabilities	424,799	—		424,799
Current portion of long-term lease liabilities	1,417,386	140,108	(b)	1,557,494
Current portion of long-term debt	472,431	—		472,431
Total current liabilities	3,877,329	140,108		4,017,437
Long-term debt	1,527,569	—		1,527,569
Long-term leasehold liabilities	10,833,399	696,915	(b)	11,530,314
Long-term deferred tax liability	—	—		—
Total liabilities	16,238,297	837,023		17,075,320
Stockholders' equity
Common stock, no par value, 20,000,000 shares authorized, 4,236,821 and 3,818,770 shares issued and outstanding at February 28, 2022, respectively; and 4,204,553 and 3,786,502 shares issued and outstanding at May 31, 2021, respectively	12,318,375	—		12,318,375
Accumulated deficit	(8,204,147)	2,835,127	(d)	(5,369,020)
Total stockholders' equity	4,114,228	2,835,127		6,949,355
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,352,525	$3,672,150		$24,024,675

(a) Adjustment to reflect cash consideration received in the transaction.
(b) Adjustment to recognize operating lease right-of-use asset and operating lease liability for leaseback executed as part of the transaction.
(c) Adjustment to derecognize the net assets sold in the transaction.
(d) Adjustment to reflect the impact of the gain on sale and transaction costs.

	Year Ended May 31, 2021
	Historical As Reported	Transaction Accounting Adjustments		Pro Forma
Net sales	$7,864,350	$—		$7,864,350
Cost of revenue	4,593,588	—		4,593,588
Gross profit	3,270,762	—		3,270,762
Operating expenses
General, administrative and sales	12,045,174	150,414	(a)	12,195,588
Impairment of intangible assets	903,422			903,422
Transaction costs	125,167			125,167
Research & development	83,130			83,130
Total operating expenses	13,156,893	150,414		13,307,307
Operating loss	(9,886,131)	(150,414)		(10,036,545)
Gain on sale of property and equipment	—			—
Bargain purchase gain	1,138,808			1,138,808
Forgiveness of PPP loans	—			—
Interest income (expense), net	(19,038)			(19,038)
Other income (expense), net	273,023	(17,671)	(b)	255,352
Income (loss) before income taxes	(8,493,338)	(168,085)		(8,661,423)
Income tax provision (benefit) from continuing operations	(403,666)	(46,423)	(c)	(450,089)
Net income (loss)	$(8,089,672)	$(121,661)		$(8,211,333)
Net income (loss) per common share:
Basic	$(2.15)			$(2.18)
Weighted average number of common shares, basic	3,765,783			3,765,783
Diluted	(2.15)			$(2.18)
Weighted average number of common shares, diluted	3,765,783			3,765,783

(a) Adjustment to remove historical depreciation expense recognized on disposed assets and add operating lease expense under the leaseback.
(b) Adjustment to remove historical lease income recognized.
(c) Adjustment to reflect the tax effect of pro forma adjustments to income (loss) before taxes, at the estimated statutory rate of 27.6%.

	Nine Months Ended February 28, 2022
	Historical As Reported	Transaction Accounting Adjustments		Pro Forma
Net sales	$8,570,053	$—		$8,570,053
Cost of revenue	3,618,925	—		3,618,925
Gross profit	4,951,128	—		4,951,128
Operating expenses
General, administrative and sales	11,604,964	124,075	(a)	11,729,039
Impairment of intangible assets	—	—		—
Transaction costs	—	—		—
Research & development	25,616	—		25,616
Total operating expenses	11,630,580	124,075		11,754,655
Operating loss	(6,679,452)	(124,075)		(6,803,527)
Gain on sale of property and equipment	4,598,095	—		4,598,095
Bargain purchase gain	—	—		—
Forgiveness of PPP loans	2,059,826	—		2,059,826
Interest income (expense), net	(37,811)	—		(37,811)
Other income (expense), net	323,589	(29,098)	(b)	294,491
Income (loss) before income taxes	264,247	(153,173)		111,074
Income tax provision (benefit) from continuing operations	14,618	(42,305)	(c)	(27,687)
Net income (loss)	$249,629	$(110,868)		$138,761
Net income (loss) per common share:
Basic	$0.07			$0.04
Weighted average number of common shares, basic	3,790,022			3,790,022
Diluted	0.07			$0.04
Weighted average number of common shares, diluted	3,813,675			3,813,675

(a) Adjustment to remove historical depreciation expense recognized on disposed assets and add operating lease expense under the leaseback.
(b) Adjustment to remove historical lease income recognized.
(c) Adjustment to reflect the tax effect of pro forma adjustments to income (loss) before taxes, at the estimated statutory rate of 27.6%.